Exhibit 10.3

MESA AIR GROUP, INC.

RESTRICTED PHANTOM STOCK UNITS PLAN

1.	Establishment and Purpose

Mesa Air Group, Inc., a Nevada corporation (the “Company”), hereby establishes the Mesa Air Group, Inc. Restricted Phantom Stock Units Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons. The Plan permits the granting of restricted stock units.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any restricted stock unit award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company) by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include (X) any consolidation or merger effected exclusively to change the domicile of the Company, (Y) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or indebtedness of the Company is cancelled or converted or a combination thereof, or (Z) an initial public offering; provided, however, that for purposes of any Award that constitutes a “nonqualified deferred compensation plan,” within the meaning of Code section 409A, the Administrator, in its discretion, may specify a different definition of Change in Control in order to comply with the provisions of Code section 409A. For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company, no par value per share.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means, with respect to the Common Stock, as of any date:

(i) if the principal market for the Common Stock (as determined by the Administrator if the Common Stock is listed or admitted to trading on more than one exchange or market) is a national securities exchange or an established securities market, the official closing price per share of Common Stock for the regular market session on that date on the principal exchange or market on which the Common Stock is then listed or admitted to trading or, if no sale is reported for that date, on the last preceding day for which a sale was reported;

(ii) if the principal market for the Common Stock is not a national securities exchange or an established securities market, the average of the highest bid and lowest asked prices for the Common Stock on that date as reported on a national quotation system or, if no prices are reported for that date, on the last preceding day for which prices were reported; or

(iii) if the Common Stock is neither listed or admitted to trading on a national securities exchange or an established securities market, nor quoted by a national quotation system, the value determined by the Administrator in good faith by the reasonable application of a reasonable valuation method.

(j) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(k) “Service” means an individual’s employment or service with the Company or an Affiliate, whether as an employee, a director or a consultant. Unless otherwise provided by the Administrator, an individual’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the individual renders Service or a change in the Company or Affiliate for which the individual renders Service, provided that there is no interruption or termination of the individual’s Service. Furthermore, an individual’s Service shall not be deemed to have been interrupted or terminated if the individual takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, unless otherwise provided by the Administrator, if any such leave taken by an individual exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the individual’s Service shall be deemed to have terminated, unless the individual’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting. An individual’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the individual performs Service ceasing to be an Affiliate. Subject to the foregoing, the Company, in its discretion, shall determine whether an individual’s Service has terminated and the effective date of and reason for such termination.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; provided, however, that, except as otherwise permitted under Section 7 of the Plan, any modification, amendment, extension, renewal or substitution that would materially adversely affect any outstanding Award shall not be made without the consent of the holder (but if any of the foregoing actions results in a change in the tax consequences with respect to an Award such change shall not be considered to be a material adverse effect on the Award); (vi) accelerate or otherwise change the time in which an Award becomes vested; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards including the Grant Agreements evidencing such Awards, and the treatment of Awards upon a Sale of the Company) need not be uniform and may be made by the Administrator selectively among Awards or persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan

Subject to adjustments as provided in Section 7 of the Plan, the shares of Common Stock that may be subject to Awards granted under the Plan shall not exceed an aggregate of 500,000 shares of Common Stock. If any Award, or portion of an Award, under the Plan expires or terminates, is settled in cash, or is forfeited or otherwise terminated, surrendered or canceled as to any shares, such shares shall thereafter be available for further Awards under the Plan.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time.

6.	Awards

The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units or restricted stock units (“restricted stock units”) in such amounts and on such terms and conditions as it shall determine. Restricted stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of restricted stock units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a restricted stock unit as a result of the grant or payment of a restricted stock unit to the grantee.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation (except as would not create an adverse accounting consequence or cost, if permitted by the Administrator).

(b) Transferability. Except as otherwise determined by the Administrator, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.

(c) Adjustments for Corporate Transactions and Other Events.

(i)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan, as provided in Section 4 of the Plan, and (B) the number of shares covered by and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(c)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares with respect to which Awards may be granted under the Plan, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards, as the Administrator determines to be appropriate and equitable.

(iii)	Change in Control. In the event of any transaction resulting in a Change in Control of the Company, outstanding Awards will immediately vest upon such Change in Control.

If, immediately before the Change in Control, no stock of the Company is readily tradable on an established securities market or otherwise, and the vesting or payment of an Award would be treated as a “parachute payment” (as defined in Section 280G of the Code), then the Award shall not vest or be paid unless the requirements of the shareholder approval exemption of Section 280G(b)(5) of the Code have been satisfied with respect to the Award.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be made in contravention of Section 409A of the Code with respect to any Award that constitutes a deferred compensation arrangement within the meaning of Section 409A of the Code.

(d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Nevada, without regard to its conflict of laws principles.

(i) Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Section 409A of the Code. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Should any provision of the Plan, any Grant Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Section 409A of the Code, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision. Notwithstanding any provision of the Plan or any Grant Agreement, the Company makes no representation that Awards shall be exempt from or comply with Section 409A of the Code. Neither the Company nor any Affiliate shall be liable for any tax, penalty or interest imposed on an Award recipient by Section 409A of the Code.

(j) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the stockholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

RESTRICTED PHANTOM STOCK UNITS AGREEMENT

UNDER THE

MESA AIR GROUP, INC. RESTRICTED PHANTOM STOCK UNITS PLAN

1.            Terminology. Unless otherwise provided in this Agreement, capitalized terms used herein are defined in the Glossary at the end of this Agreement or in the Plan.

2.            Restricted Stock Units.

(a)        Vesting. All of the RSUs are nonvested and forfeitable as of the Grant Date. Your RSUs will become vested and nonforfeitable in accordance with the vesting schedule included in your Notice so long as your Service is continuous from the Grant Date through the applicable vesting date. Vesting is rounded down to the nearest whole share at each interim vesting date and rounded up on the last vesting date. None of the RSUs will become vested and nonforfeitable after your Service ceases.

(b)        Termination of Service. If your Service with the Company ceases for any reason, all unvested RSUs will be forfeited to the Company immediately and automatically upon such cessation without payment of any consideration therefor and you will have no further right, title or interest in or to such RSUs or any payment therefor.

(c)        Manner of RSU Settlement. You are not required to make any monetary payment (other than applicable tax withholding, if required) as a condition to settlement of the vested RSUs. The Company will pay to you, in settlement of your vested RSUs, either a cash payment equal to the Fair Market Value or the number of whole shares of Stock that equals the number of whole RSUs that become vested, at your option, less applicable tax withholding, and such vested RSUs will terminate and cease to be outstanding upon such payment. The foregoing notwithstanding, the issuance of shares of Stock shall be subject to any then existing agreements restricting the Company’s ability to issue shares of Stock.

(d)        Timing of RSU Settlement. Your vested RSUs will be settled by the Company upon vesting but no later than March 15 of the calendar year after the date that the RSUs become vested. Notwithstanding the foregoing, if the Administrator determines in its sole discretion that making this payment to settle vested RSUs would jeopardize the ability of the Company to continue as a going concern, the payment may be delayed and made during the first calendar year in which making the payment would not have such effect.

(e)        Dividend Equivalents. On the dividend payment date for a cash dividend on the Stock, the Administrator shall credit your Account with dividend equivalents in the form of additional RSUs. Such additional RSUs shall be subject to the same vesting requirements applicable to the RSUs in respect of which they were credited and shall be settled in accordance with, and at the time of, settlement of the vested RSUs to which they are related. The number of RSUs to be credited shall equal the quotient determined by dividing (a) by (b), where “(a)” is the product of (i) the cash dividend payable per share of Stock, multiplied by (ii) the number of RSUs credited to your Account as of the record date, and “(b)” is the Fair Market Value of a share of Stock on the dividend payment date. Fractional units may be rounded or eliminated as provided by the Administrator. If your vested RSUs have been settled after the record date but prior to the dividend payment date, any RSUs that would be credited pursuant to the preceding sentence shall be settled on or as soon as practicable after the dividend payment date.

3.        Restrictions on Transfer. Neither this Agreement nor any RSU may be assigned, transferred, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and no right hereunder may be subject to execution, attachment or similar process. All rights with respect to this Agreement shall be exercisable during your lifetime only by you or your guardian or legal representative.

4.        Tax Withholding. On or before the time you receive payment in settlement of your vested RSUs, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from such payment and/or otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate which arise in connection with your RSUs (the “Withholding Taxes”).

Additionally, the Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your RSUs by either of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company; or (ii) causing you to tender a cash payment. Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to make any payment to you. In the event it is determined after payment to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

5.        Adjustments for Corporate Transactions and Other Events. Section 7 of the Plan describes adjustments that may be made to RSUs as a result of corporate transactions and the treatment of RSUs in corporate transactions.

6.        Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter your at-will or other employment status or other service relationship with the Company, nor be construed as a contract of employment or service relationship between the Company and you, or as a contractual right of you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the forfeiture of any nonvested and forfeitable RSUs or any other adverse effect on your interests under the Plan.

7.        Rights as Stockholder. You shall not have any of the rights of a stockholder with respect to any shares of Stock as a result of the grant or settlement of the RSUs, except as otherwise provided herein.

8.        The Company’s Rights. This Agreement shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.        Notices. All notices and other communications made or given pursuant to this Agreement shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company, or in the case of notices delivered to the Company by you, addressed to the Company for the attention of its Secretary at its principal executive office or, in either case, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

10.        Entire Agreement. This Agreement, together with the relevant Notice and the Plan, contain the entire agreement between the parties with respect to the award granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the terms hereof shall be void and ineffective for all purposes.

11.        Amendment. This Agreement may be amended from time to time by the Company in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on you as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by each of the parties hereto.

12.        Section 409A. This Agreement and the RSUs are intended to be exempt from Section 409A under the “short-term deferral rule” exemption. For purposes of Section 409A, the payment of dividend equivalents hereunder shall be construed as earnings and the time and form of payment of such dividend equivalents shall be treated separately from the time and form of payment of the underlying RSUs. The preceding provisions shall not be construed as a guarantee by the Company of any particular tax effect of this Agreement and in no event shall the Company be liable for any portion of any taxes, penalties, interest or other expenses that may be incurred by you on account of non-compliance with Section 409A.

13.        No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this award and shall not be liable to you for any adverse tax consequences to you arising in connection with this award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this award and by signing the Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

14.        Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.

15.        No Funding. This Agreement constitutes an unfunded and unsecured promise by the Company to make payments in the future in accordance with its terms. You have the status of a general unsecured creditor of the Company as a result of receiving this award.

16.        Effect on Other Employee Benefit Plans. The value of the awards under this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

17.        Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Nevada, without regard to its provisions concerning the applicability of laws of other jurisdictions.

18.        Resolution of Disputes. Any dispute or disagreement which shall arise under, or as a result of, or pursuant to or relating to, this Agreement shall be determined by the Administrator in good faith in its absolute and uncontrolled discretion, and any such determination or any other determination by the Administrator under or pursuant to this Agreement and any interpretation by the Administrator of the terms of this Agreement, will be final, binding and conclusive on all persons affected thereby. You agree that before you may bring any legal action arising under, as a result of, pursuant to or relating to, this Agreement you will first exhaust your administrative remedies before the Administrator. You further agree that in the event that the Administrator does not resolve any dispute or disagreement arising under, as a result of, pursuant to or relating to, this Agreement to your satisfaction, no legal action may be commenced or maintained relating to this Agreement more than twenty-four (24) months after the Administrator’s decision.

19.        Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

20.        Electronic Delivery of Documents. By your signing the Notice, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the RSUs, and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

{Glossary begins on next page}

GLOSSARY

(a)    “Company” means Mesa Air Group, Inc. and its Affiliates, except where the context otherwise requires.

(b)    “Notice” means the statement provided to you by the Company setting forth the terms of a grant of RSUs made to you, to which the Agreement is attached.

(c)    “Section 409A” means Code section 409A and the Treasury regulations and other guidance promulgated thereunder.

(d)    “You” or “Your” means the recipient of the RSUs as reflected on the Notice. Whenever the word “you” or “your” is used in any provision of this Agreement under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to the estate, personal representative, or beneficiary to whom the RSUs may be transferred by will or by the laws of descent and distribution, the words “you” and “your” shall be deemed to include such person.

{End of Agreement}